EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the Separate Account M registration statement on Form S-6 (the "Registration Statement") of our report dated February 25, 1999, relating to the financial statements of the Guardian Separate Account M, and our report dated February 25, 1999 relating to the statutory basis financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial and actuarial experts" in such Registration Statement.



                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP


New York, New York
April 28, 1999